Exhibit 31

EXCHANGE ACT RULE 13a-14(d)/15d-14(d) CERTIFICATION

I, Takuya Watanabe, certify that:

I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Yamaha Motor Receivables Corporation (Depositor with respect to the Yamaha Motor Master Trust) on behalf of the Yamaha Motor Master Trust (collectively, the “Reports”);

Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the Amended and Restated Master Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

Based on my knowledge and upon the Annual Servicer’s Certificate appearing as Exhibit 99.2 to this annual report on Form 10-K and the Annual Subservicer’s Certificate of GE Commercial Distribution Finance Corporation appearing as Exhibit 99.4 to this annual report on Form 10-K, and except as disclosed in the Reports, the servicer has fulfilled its obligations under the Amended and Restated Master Pooling and Servicing Agreement; and

The Reports disclose all significant deficiencies related to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Amended and Restated Master Pooling and Servicing Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:  the subservicer (GE Commercial Distribution Finance Corporation).

Date: June 14, 2004

	By:	/s/ TAKUYA WATANABE
Takuya Watanabe
Secretary Treasurer of Yamaha Motor Receivables Corporation (Depositor with respect to the Yamaha Motor Master Trust)